UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  April 15, 2011 (April 12, 2011)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

11757 Katy Freeway
Houston, Texas 77079
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

INX Inc. (the “Company” or “INX”) received written notice that the NASDAQ Listing Qualifications Panel (the “Panel”) determined to suspend the Company’s securities from The NASDAQ Stock Market, effective with the open of business on Thursday, April 14, 2011. As previously announced, the Company was required to become current in its Securities and Exchange Commission (the “SEC”) filing obligations by April 11, 2011, which date constituted the fullest extent of the Panel’s discretion in this matter under the NASDAQ Listing Rules.

In anticipation of making the necessary filings with the SEC within the next few days, the Company has already filed a listing application to facilitate a resumption of trading on NASDAQ as soon as possible. In that regard, the Company believes that upon making the necessary filings with the SEC it will satisfy all applicable requirements for listing on NASDAQ. The Company anticipates that NASDAQ will be able to complete the review of the listing application on an expedited basis.

The Company has been advised by OTC Markets Group Inc., which operates the world’s largest electronic marketplace for broker-dealers to trade unlisted stocks, that the Company’s common stock will be eligible for quotation under the trading symbol INXI during the NASDAQ trading suspension. Investors will be able to view Real Time Level II stock quotes for INXI at http://www.otcmarkets.com/stock/INXI/quote. Quotes and trading information for the Company’s common stock will also be available on the Company’s website (www.INXI.com\OTCquote).

On April 13, 2011, the Company issued a Press Release with respect to the notice referenced herein.  A copy of that Press Release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 13, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2011	INX Inc.
By: /s/ Philip Rydzewski Name: Philip Rydzewski Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 13, 2011